Exhibit 99.5

ELDORADO RESORTS ANNOUNCES TEMPORARY CLOSING

OF TROPICANA ATLANTIC CITY, NEW JERSERY

RENO, Nev (March 16, 2020) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) announced today that it will comply with New Jersey Governor Murphy’s order and will temporarily suspend operations at the Tropicana Atlantic City in New Jersey to the public at 8PM EDT on Monday, March 16, 2020.

The Company is continuing to monitor developments related to COVID-19 and reinforcing our policies as necessary. For additional information, please visit our website at www.tropicana.net.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty-three properties in eleven states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, and Ohio. In aggregate, Eldorado’s properties feature approximately 23,900 slot machines, VLTs and e-tables and approximately 660 table games, and over 11,300 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements regarding expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements, and may include statements regarding COVID-19, the length of time Tropicana Atlantic City will remain closed and whether the Company will be required to close other properties. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements made herein. Such risks, uncertainties and other important factors include, but are not limited to the impact of COVID-19 and other widespread health emergencies and other risks and uncertainties are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Brian Agnew

Eldorado Resorts

775-328-0112

investorrelations@eldoradoresorts.com

Joseph N. Jaffoni, Richard Land, James Leahy

JCIR

212-835-8500

eri@jcir.com